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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Extra Space Storage Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXTRA SPACE STORAGE INC.
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121

April 20, 2006

Dear Fellow Stockholder:

        I am pleased to invite you to the 2006 Annual Meeting of Stockholders of Extra Space Storage Inc., which will be held on Wednesday, May 24, 2006, at 11:00 a.m. Mountain Daylight Time at the Grand America Hotel in Salt Lake City, Utah.

        You will find more information about the meeting in the attached notice and proxy statement.

        We encourage you to vote so that your shares will be represented at the meeting. Information on how you may vote your shares appears on the enclosed proxy card.

Sincerely,

Kenneth M. Woolley
 Chairman of the Board and Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time:	11:00 a.m., Mountain Daylight Time, Wednesday, May 24, 2006
Place:	Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111
Record Date:	Stockholders at the close of business on March 31, 2006 are entitled to vote
Matters to be voted upon:	•	Election of seven members of the Board of Directors for terms expiring at the 2007 Annual Meeting of Stockholders;
	•	Ratification of our Audit Committee's selection of our independent registered public accounting firm for 2006; and
	•	Any other business properly brought before the meeting and any adjournments of it.

        Whether or not you expect to attend the annual meeting, to ensure your representation at the annual meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. You may still vote in person if you attend the annual meeting. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person.

        This notice of meeting and accompanying proxy statement are first being sent to our stockholders on or about April 20, 2006.

Charles L. Allen
 Secretary
Salt Lake City, Utah
 April 20, 2006

TABLE OF CONTENTS

VOTING
Voting Shares at the Annual Meeting
Revoking a Proxy
Quorums and Vote Counting
Costs of Soliciting Proxies
Recommendations of the Board of Directors
Principal Stockholders
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
Nominees for Directors
Independent Directors
Attendance at Meetings of the Board and its Committees
Current Standing Committees of the Board of Directors
Communications with the Board and its Committees
Whistleblowing and Whistleblower Protection Policy
Policy Regarding Board Attendance at Stockholders Meetings
Directors Compensation
Code of Business Conduct and Ethics
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Compensation, Nominating and Governance Committee Report on Executive Compensation
Compensation, Nominating and Governance Committee Interlocks and Insider Participation
Executive Compensation Tables
STOCK PRICE PERFORMANCE
Comparison of Cumulative Total Return
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING
Item 1.	Election of Directors
Item 2.	Ratification of Appointment of Independent Registered Public Accounting Firm
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS

i

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

to be held 11:00 a.m., Mountain Daylight Time, May 24, 2006
at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111

        We are furnishing this proxy statement to our stockholders in connection with the 2006 annual meeting of stockholders.

        Our Board of Directors is soliciting proxies of our stockholders to vote their shares at the annual meeting. These proxy materials have been prepared by our management for the Board of Directors. This proxy statement and the accompanying form of proxy are first being sent to our stockholders on or about April 20, 2006.

VOTING

Voting Shares at the Annual Meeting

        A stockholder is entitled to vote at the annual meeting if our records show that the stockholder was a stockholder of record as of the close of business on March 31, 2006, the date our board has selected as the record date for this meeting. At that time, a total of 51,775,816 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. Proxy cards accompanying this proxy statement show the number of shares that each stockholder of record is entitled to vote.

        Stockholders at the annual meeting will consider the election of directors and the other items listed on the notice of meeting. They may vote in favor of some or all of the nominees for director or may withhold their votes from some or all of the nominees. For all other proposals, they may vote for or against, or they may abstain from voting.

        Stockholders may vote in person at the annual meeting, or they may grant a proxy by marking, signing, dating, and returning the proxy cards in the postage paid envelopes provided.

        Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card, signed by the stockholder of record, will vote as recommended by our Board of Directors on any matter for which a stockholder has not given instructions. The board's recommendations appear on page 2.

Revoking a Proxy

        Stockholders of record may revoke their proxy and change their votes any time before it is voted by:

  •
  giving written notice to our corporate secretary prior to the annual meeting at our address,

  •
  expressly revoking the proxy, by signing and forwarding to us a proxy dated later, or

  •
  by attending the annual meeting and voting their common stock in person.

Quorums and Vote Counting

        The annual meeting requires a quorum, which means that a majority of the shares issued and outstanding at the record date are represented at the meeting. If a stockholder grants a proxy or attends the meeting in person, that stockholder's shares will be counted to determine whether a quorum is present, even if the stockholder abstains from voting on some or all matters introduced at the meeting. "Broker nonvotes" (as described below) also count for quorum purposes.

        If shares are held through a broker, bank or other nominee, generally the nominee may vote the shares it holds for the stockholder in accordance with the stockholder's instructions. However, if the nominee has not received instructions within ten days of the meeting, the nominee may vote in its discretion only on matters that the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker nonvote" on that matter.

        The seven nominees for director who receive the highest vote totals will be elected as directors. All other matters must be approved by a majority of the votes cast by stockholders who are present or represented and entitled to vote at the annual meeting. Abstentions and broker nonvotes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal.

        American Stock Transfer & Trust Company, the transfer agent and registrar, will assist in the distribution of proxy materials and tabulation of votes.

Costs of Soliciting Proxies

        We are paying the costs of soliciting proxies. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Recommendations of the Board of Directors

        FOR the election of the following persons to the Board of Directors to serve until the 2007 annual meeting:

  Kenneth M. Woolley
  Anthony Fanticola
  Hugh W. Horne
  Spencer F. Kirk
  Joseph D. Margolis
  Roger B. Porter
  K. Fred Skousen

        FOR the ratification of our Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Principal Stockholders

        The following table shows the number of shares of our common stock beneficially owned by each person known to us as having beneficial ownership of more than five percent of our common stock. The number of shares is as of February 28, 2006.

Name and Address	Number of Shares Owned	Percent of Class
Cohen & Steers Capital Management Inc. 280 Park Avenue 10th Floor New York, NY 10017	7,250,000	14.01%
RREEF Real Estate Securities Advisors, L.P. 875 N. Michigan Avenue 41st Floor Chicago, IL 60611	3,930,000	7.59%
ING Clarion Real Estate Securities 259 North Radnor-Chester Road Suite 205 Radnor, Pennsylvania 19087	3,100,000	5.99%
ABN AMRO Asset Management (USA) Inc. 161 N. Clark Street, 9th Floor Chicago, IL 60601-2468	2,800,000	5.41%

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Nominees for Directors

        The following table sets forth the name, age and the position(s) with us, if any, currently held by each person nominated as a director:

Name	Age	Title
Kenneth M. Woolley	59	Chairman and Chief Executive Officer
Anthony Fanticola(1)	63	Director
Hugh W. Horne	61	Director
Spencer F. Kirk	44	Director
Joseph D. Margolis(2)	45	Director
Roger B. Porter(1)(2)	59	Director
K. Fred Skousen(1)(2)	63	Director

(1)
Member of Audit Committee

(2)
Member of Compensation, Nominating and Corporate Governance Committee

        Kenneth M. Woolley, Chairman and Chief Executive Officer is a founder of our Company and has served as our Chairman and Chief Executive Officer since its inception, and was formerly Chief Executive Officer of the Company's predecessor. He directs all strategic planning and oversees the development and acquisition activities for the Company. Mr. Woolley has been involved in the self-storage industry since 1977. He has been directly responsible for developing over 100 properties and acquiring over 600 self-storage properties throughout the United States. From 1982 to 1983 he worked as an in-house acquisition broker at Public Storage, Inc. From 1983 to 1989 he acted as a preferred developer for Public Storage, Inc. and developed 22 storage properties which were acquired by Public Storage. From 1994 to 2002, he was an active participant on Storage USA's Advisory Board. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998 he was an Associate Professor, and later an Adjunct Associate Professor, of Business Administration at Brigham Young University where he taught undergraduate and MBA classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 7,000 apartment units, and been the founder of several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley holds a BA in physics from Brigham Young University and an MBA and PhD in business administration from Stanford University Graduate School of Business.

        Anthony Fanticola, Member of the Audit Committee. Anthony Fanticola currently manages his personal portfolio. He formerly served as the owner, Chairman and Chief Executive Officer of A. Fanticola Companies, Inc., Oil Express, Inc. and Lube Pit, Inc. (parent companies of 90 Jiffy Lube stores located in Southern California, Seattle/Tacoma, Washington and in Tucson, Arizona). Prior to his involvement with Oil Express, Inc. and Lube Pit, Inc., Mr. Fanticola owned and operated a variety of privately owned businesses and served as Vice President of Vons Food and Drug where he was responsible for overseeing approximately $800 million in sales. He has been a member of our Board of Directors since August 2004.

        Hugh W. Horne has served as President and Chief Executive Officer of Storageworld, L.P. and Storage Spot, Inc. since 1998. Storageworld, L.P. owned 26 state-of-the-art self-storage assets, which operated under the brand name Storage Spot. For 25 years, Mr. Horne was employed by Public Storage, Inc. where he served in a number of capacities. His primary responsibility was that of President of the Real Estate Development Group responsible for all aspects of development of approximately 750 self-storage properties totaling 45 million square feet, the development of approximately 100 commercial properties totaling 6 million square feet, and the acquisition of approximately 450 existing self-storage properties totaling 27 million square feet. At Public Storage, Mr. Horne also served as Corporate Secretary and as Vice President of Public Storage Management, Inc., its property management subsidiary. From 1968 to 1970, Mr. Horne served as a weapons officer in South Vietnam. Mr. Horne holds a B.S. in business from Eastern New Mexico University. He has been a member of our Board of Directors since August 2004.

        Spencer F. Kirk served as Executive Vice President of the Company's predecessor. He joined the Company's predecessor in June of 1998. Prior to that time, he co-founded and served as Chairman and Chief Executive Officer of Megahertz Corporation. Mr. Kirk holds a BA in finance and an MBA from the University of Utah. He has been a member of our Board of Directors since August 2004.

        Joseph D. Margolis, Member of the Compensation, Nominating and Governance Committee. Joseph D. Margolis is a co-founding partner of Arsenal Real Estate Funds, a private real estate investment manager. Prior to forming Arsenal, Mr. Margolis held senior positions for twelve years at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel, and also served on the management and investment committees. Mr. Margolis is a graduate of Harvard College and Columbia University School of Law. He has been a member of our Board of Directors since February 16, 2005.

        Roger B. Porter, Lead Independent Director, Chairman of the Compensation, Nominating and Governance Committee and a member of the Audit Committee. Roger B. Porter is the IBM Professor of Business and Government and the Master of Dunster House at Harvard University. He also is a Senior Scholar at the Woodrow Wilson International Center for Scholars and Faculty Chairman of Harvard's Program for Senior Managers in Government. Mr. Porter served for more than a decade in various senior economic policy positions in the Ford, Reagan and Bush (Senior) White Houses. Under

President Bush (Senior), Mr. Porter served as Assistant to the President for Economic and Domestic Policy from 1989 to 1993. Mr. Porter is a director of Tenneco, Inc., Pactiv Corporation, Zions Bancorporation, and Packaging Corporation of America. Mr. Porter holds a BA degree from Brigham Young University and was selected as a Rhodes Scholar and Woodrow Wilson Fellow, receiving his B.Phil. degree from Oxford University. He received his MA and PhD from Harvard University. He has been a member of our Board of Directors since August 2004.

        K. Fred Skousen, Chairman of the Audit Committee and a member of the Compensation, Nominating and Governance Committee. K. Fred Skousen serves as Advancement Vice President at Brigham Young University. Previously, he was Dean of the Marriott School of Management and Director of the School of Accountancy at Brigham Young University. Mr. Skousen has been a consultant to the Financial Executive Research Foundation, the Controller General of the United States, the Federal Trade Commission, and to several large companies. Mr. Skousen currently serves on the Audit Committee and Board of Directors Beneficial Financial Group in addition to the Company. Mr. Skousen has been a visiting professor at the University of California, Berkeley, and the University of Missouri, as well as a faculty resident on the staff of the Securities and Exchange Commission and a faculty fellow at Price Waterhouse and Co. He served as Director of Research and a member of the Executive Committee of the American Accounting Association from 1974 to 1976 and is a member of the American Institute of CPAs and is past-president of the Utah Association of CPAs. Mr. Skousen earned a Bachelor's degree from Brigham Young University and Master's and Ph.D. degrees from the University of Illinois. He has been a member of our Board of Directors since August 2004.

Independent Directors

        The listing requirements of the New York Stock Exchange ("NYSE") require that a majority of the members of a listed company's Board of Directors be independent. The question of independence is to be determined by the board with respect to every director, in accordance with the rules of the NYSE. Based upon the NYSE rules, our board has determined a majority of its current members are "independent," as defined by NYSE rules.

        The NYSE rules also require that certain of our committees be comprised entirely of independent directors. Our committees covered by this requirement are the Audit Committee and the Compensation, Nominating and Governance Committee. Our board has determined that all current members of the Audit Committee and the Compensation, Nominating and Governance Committee are independent under the NYSE rules.

NYSE Rules

        The NYSE rules specify certain relationships that preclude a finding of independence, to which our board has added certain consulting services. If the director does not fall within one of those categories, then the board must determine that no other material relationship exists that would lead to a finding of nonindependence. The NYSE rules allow boards to adopt broad categories of relationships that would not be material.

Determinations of Independence

        The board has determined that four of its seven members are independent and meet the standards set by the guidelines. In making this determination, our board first applied its guidelines, then specifically determined, with respect to each director, that he or she did not otherwise have a material relationship with Extra Space Storage Inc.

        The following directors have been identified as independent directors of the Company:

  Anthony Fanticola
  Joseph D. Margolis
  Roger B. Porter
  K. Fred Skousen

Meetings of Non-Management Directors

        The non-management directors hold regularly scheduled meetings in executive session, without the presence of management. The board chooses a presiding director to chair the meetings of the non-management directors. Roger B. Porter serves as the lead independent director. Stockholders wishing to communicate directly with Mr. Porter or the non-management directors may send correspondence addressed in care of:

  Corporate Secretary
  Extra Space Storage Inc.
  2795 E. Cottonwood Parkway
  Suite 400
  Salt Lake City, UT 84121

Attendance at Meetings of the Board and its Committees

        The Board of Directors generally holds at least four regularly scheduled meetings per year and holds additional special meetings as necessary. Each director is expected to attend scheduled and special meetings, unless unusual circumstances make attendance impractical. The Board of Directors may also take action from time to time by written consent. For the year ended December 31, 2005, the Board of Directors conducted a total of four meetings. Each director attended 100% of the meetings of the Board of Directors and of any committees on which he served during this period.

Current Standing Committees of the Board of Directors

        The Board of Directors has two standing committees, as of the date of this notice and proxy statement. The current members of each committee as of the date of this notice and proxy statement are listed beneath the description of the committee's function.

Audit Committee

        The Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the independent auditors for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of our financial statements and reports and compliance with laws, regulations and corporate policies; oversees the independent auditor's qualifications, performance and independence, and monitors communications with the independent auditor; and monitors the performance of the internal audit function at the Company. A copy of the charter is available at the Company's website www.extraspace.com.

        The following directors currently serve as members of the Company's Audit Committee:

  K. Fred Skousen (Chair)
  Anthony Fanticola
  Roger B. Porter

        In accordance with the rules of the NYSE, the board has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee's charter and Sections 303.01(B)(2)(a) and (3) of the NYSE Listing Standards.

        The board has determined that Mr. Skousen, in addition to being "independent," is an "audit committee financial expert," as defined in the SEC's Regulation S-K, Item 401(h)(2). Biographical information for Mr. Skousen is found in "Information about the Board of Directors and its Committees—Nominees for Directors."

Report of the Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company's compliance with corporate policies, legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. During fiscal 2005, the Audit Committee met eleven times, and discussed with the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), controller, internal auditors and independent registered public accounting firm (external auditors), the SEC filings that contained financial information, prior to their public release. The Committee's meetings include, whenever appropriate, executive sessions with the Company's independent registered public accountants and with the Company's internal auditors, in each case without the presence of the Company's management.

        In discharging its oversight responsibility, the Audit Committee received from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors' independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the external auditors the quality and adequacy of the Company internal controls and the internal audit function's organization and responsibilities. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

        In carrying out its responsibilities, the Audit Committee, among other things:

  •
  monitors preparation of quarterly and annual financial reports by the Company's management;

  •
  supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

  •
  oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company's internal auditing program.

        During fiscal 2005, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company's internal and disclosure control structure. As part of this process, the Committee hired a Director of Internal Audit and continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing internal audit department staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee conducted a performance self-evaluation for review with the Board of Directors that included a comparison of the performance of the Audit Committee with the requirements of its Charter.

        As set forth in the Audit Committee's Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management's follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

  Submitted by,
   K. Fred Skousen (Chair)
  Roger B. Porter
  Anthony Fanticola

Compensation, Nominating and Governance Committee

        The Compensation, Nominating and Governance Committee is responsible to set corporate governance principles, adopt a code of ethics, adopt policies with respect to and to resolve conflicts of interest, monitor the Company's compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establish criteria for prospective members of the Board of Directors, conduct candidate searches and interviews, oversee and evaluate the Board of Directors and management, evaluate from time to time the appropriate size and composition of the Board of Directors and recommend, as appropriate, increases, decreases and changes in the composition of the Board of Directors and formally propose the slate of directors to be elected at each annual meeting of the stockholders. This committee also reviews and approves the compensation and benefits of the executive officers, administers and makes recommendations to the Board of Directors regarding the compensation and stock incentive plans, produces an Annual Report on executive compensation for inclusion in the proxy statement and publishes an annual committee report for the stockholders. Messrs. Porter, Skousen and Margolis currently have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation, Nominating and Governance Committee operates under a written charter that was adopted by the Board in 2004. A copy of the charter is available at the Company's website www.extraspace.com.

        The following directors currently serve as members of the Company's Compensation, Nominating and Governance Committee:

  Roger B. Porter (Chair)
  K. Fred Skousen
  Joseph D. Margolis

Communications with the Board and its Committees

        Any stockholder may communicate with the board of directors by directing correspondence to the board, any of its committees, or one or more of its individual members, in care of the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 or under "Stockholder Communication Policy" at www.extraspace.com.

Whistleblowing and Whistleblower Protection Policy

        The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by (i) calling the Compliance Hotline at 1-800-637-9894, (ii) emailing the Company's Compliance Email Box at whistleblower@extraspace.com, or (iii) delivering the report via regular mail, which may be mailed anonymously, to the Audit Committee, c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121.

Policy Regarding Board Attendance at Stockholders Meetings

        All seven of our directors attended the 2005 Annual Meeting of Stockholders. We encourage attendance by members of the board and senior executives so that stockholders will have the opportunity to meet and question a representative group of our directors and senior executives.

Directors Compensation

        During 2005 all outside directors not employed by Extra Space Storage Inc. received director's fees of $30,000 per year and $2,500 per meeting attended in person, $500 per committee meeting attended in person and $500 per teleconference director or committee meeting attended. Directors who served as the chair of the Audit Committee and Compensation, Nominating and Governance Committee received additional annual compensation of $20,000 and $5,000, respectively. Under the terms of the 2004 Non-Employee Directors' Plan, each outside director of the Company also received a grant of 30,000 stock options on the date of their initial election to the Board of Directors and a grant of 5,000 stock options on the date of each annual meeting of stockholders if their term in office shall continue.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics (the "Code") outlines the principles of conduct and ethics to be followed by our employees, officers and directors, including our principal executive officer, financial officer and accounting officer. The purpose of the Code is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict; promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by the Company; promote compliance with applicable governmental laws, rules and regulations; promote the prompt internal reporting to an appropriate person or committee of violations of the Code; promote accountability for adherence to the Code; provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; provide mechanisms to report unethical conduct; and help foster our longstanding culture of honesty and accountability. A copy of the Code has been provided to, and signed by each of our directors, officers and employees. A copy of our Code may be found on our website at www.extraspace.com.

EXECUTIVE OFFICERS

        Information for Kenneth M. Woolley is contained above under the heading "Information about the Board of Directors and its Committees—Nominees for Directors." Information with regard to some of our other key officers is set forth below. All of our officers are appointed as officers at the annual organizational meeting of the Board held following each Annual Meeting of Stockholders.

        Kent W. Christensen has served as our Senior Vice President and Chief Financial Officer since our inception, and was the Chief Financial Officer of our predecessor from 1998 to 2004. Prior to joining our predecessor, Mr. Christensen was the Chief Financial Officer of Source One Management for 10 years, where he designed and installed financial and accounting systems. Prior to his time at Source One, he worked at KPMG Peat Marwick. Mr. Christensen holds a Bachelor of Science and a Masters in Accounting from Utah State University.

        Charles L. Allen has served as our Senior Vice President, Senior Legal Counsel and Secretary since our inception, and was the General Counsel of our predecessor from 1998 to 2002. From 2002 to 2003, he served as Senior Vice President of Development. He coordinates and supervises all acquisition, development and related legal support and corporate matters nationwide. Prior to joining our predecessor, Mr. Allen was a Senior Managing Partner at Allen, Nelson, Hardy & Evans and Associate General Counsel for Megahertz Corporation until it was acquired by US Robotics/3 Com Corporation. Mr. Allen holds a BS in accounting from Brigham Young University and a JD from the J. Reuben Clark Law School of Brigham Young University.

        Richard S. Tanner has served as our Senior Vice President of Development since our inception, and he was a co-founder and the Senior Vice President for East Coast Development of our predecessor. He has been responsible for development since 1979. He has served as President of the Self-Storage Association (SSA) and previously as the SSA National Director and Treasurer. Mr. Tanner holds a BS degree from Brigham Young University and an MBA from the University of Utah.

        Karl Haas has served as our Senior Vice President of Operations since the acquisition of Storage USA in July 2005. He has responsibility for managing the operations of over 600 properties. Prior to the acquisition of Storage USA, Mr. Haas was the Executive Vice President, Management of Storage USA from 1994 to July 2005. He was Executive Vice President of Storage USA Management Corp. from 1988 to 1991. During 1991, Mr. Haas became Storage USA Management Corp.'s President and Chief Operating Officer. Mr. Haas received his Bachelor of Science degree in Business Administration, with an emphasis in Accounting from the University of Maryland at College Park. Mr. Haas worked for Arthur Young & Co. for ten years leaving in 1983 as an Audit Principal. In 1983, Mr. Haas joined a local Baltimore, Maryland real estate developer/entrepreneur. From 1983 through 1988 he fulfilled various roles, being involved in accounting, finance and management of various real estate management and other operating businesses.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

        The following table sets forth the beneficial ownership of our common stock, as of February 28, 2006 of:

  •
  each of our directors and nominees for director;

  •
  each executive officer noted above; and

  •
  our directors, nominees for director and executive officers as a group.

Name	Number of Shares Beneficially Owned	Percent of Class
Directors
Kenneth M. Woolley(1)	1,432,659	2.77%
Spencer F. Kirk(2)	2,373,468	4.58%
Anthony Fanticola(3)	527,379	1.02%
Roger B. Porter(4)	207,233	*
Hugh W. Horne(5)	—	*
K. Fred Skousen(5)	—	*
Joseph D. Margolis(5)	—	*
Nondirector Named Executive Officers
Kent W. Christensen(6)	142,899	*
Charles L. Allen(7)	118,838	*
Richard S. Tanner(8)	450,205	*
Karl Haas(9)	50,000	*
All directors and executive officers as a group (11 persons)	5,302,681	10.24%

Unless otherwise noted, share amounts are as of February 28, 2006.

*
Less than 1.0%

(1)
Amounts shown in the table do not include the ownership of 797,782 CCSs and 78,903 contingent conversion units ("CCU") which are not convertible until March 31, 2006 at the earliest, and options to acquire 150,000 shares of common stock that will become exercisable ratably over four years beginning August 2005.

(2)
Includes 1,328,673 shares of common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 626,343 shares of common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Includes 418,452 shares of common stock which are held by the SFKC Kirk Charitable Remainder Unitrust of which Mr. Kirk is the income beneficiary. Amounts shown in the table do not include the ownership of 1,162,483 contingent conversion shares ("CCS") which are not convertible until March 31, 2006 at the earliest, and options to acquire 35,000 shares of common stock that will become exercisable ratably over four years beginning on date of grant.

(3)
Includes 527,379 shares of common stock. Includes 125,269 shares of common stock which are held by The Anthony and JoAnn Fanticola Family Trust, for which Mr. Fanticola is a trustee. Includes 402,110 shares of common stock which are held by The Anthony and JoAnn Fanticola Family Limited Partnership, for which Mr. Fanticola is the president of the corporate general partner. Mr. Fanticola has no pecuniary interest in 98% of such shares and disclaims beneficial ownership. Amounts shown in the table do not include the ownership of 258,299 of CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 35,000 shares of common stock that will be exercisable ratably over four years beginning on date of grant.

(4)
Amounts shown in the table do not include the ownership of 101,499 CCSs which are not convertible until March 31, 2006 at the earliest, and of options to acquire 35,000 shares of common stock that will be exercisable ratably over four years beginning on date of grant.

(5)
Amounts shown in the table do not include the options to acquire 35,000 shares of common stock that will be exercisable ratably over four years beginning on date of grant.

(6)
Amounts shown in the table do not include the ownership of 72,603 CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 100,000 shares of common stock that will be exercisable ratably over four years beginning August 2005.

(7)
Amounts shown in the table do not include the ownership of 58,205 CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 65,000 shares of common stock that will be exercisable ratably over four years beginning August 2005.

(8)
Includes 35,075 shares of common stock which are held by Tanner Storage LLC, for which Mr. Tanner is a non-member manager. Mr. Tanner has no pecuniary interest in such shares and disclaims beneficial ownership. Amounts shown in the table do not include the ownership of 233,9243 CCSs and 26,301 CCUs which are not convertible until March 31, 2006 at the earliest, and options to acquire 45,000 shares of common stock that will be exercisable ratably over four years beginning August 2005.

(9)
Amounts include 50,000 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table do not include options to acquire 100,000 shares of common stock that will be exercisable ratably over four years beginning on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under federal securities laws, our directors, executive officers and holders of 10% or more of our common stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to us by the persons required to make such filings, we believe that all filing requirements were filed in 2005, except for the following:

  •
  P. Scott Stubbs reported one transaction late on Form 3 filed March 27, 2006 reporting the acquisition of 19,145 shares of common stock and 45,000 options to purchase common stock on August 17, 2004 and one late transaction on Form 4 filed March 27, 2006 reporting 15,000 restricted stock grants and 30,000 options to purchase common stock on July 14, 2005.

  •
  Karl Haas reported one transaction late on Form 3 filed March 27, 2006 reporting the acquisition of 50,000 shares of common stock and 100,000 options to purchase common stock on July 14, 2005.

EXECUTIVE COMPENSATION

Compensation, Nominating and Governance Committee Report on Executive Compensation

        The executive compensation policies, plans, philosophy, and programs of the Company are under the supervision of the Compensation, Nominating and Governance Committee, which is comprised of the independent directors named below, each of whom has been determined by the Board of Directors to be independent under the applicable rules of the Securities and Exchange Commission and the NYSE listing standards. The Compensation, Nominating and Governance Committee has furnished the following report on executive compensation.

Compensation Philosophy

        The basic philosophy underlying the Company's executive compensation policies and programs is to align executive and stockholder financial interests as closely as possible, and to base compensation commensurate with performance. Accordingly, the executive compensation program for the Company's CEO and the other officers of the Company has been structured to:

  •
  Reinforce a results-oriented management culture with executive pay that varies according to Company and individual performance against business goals and high ethical standards.

  •
  Provide compensation that attracts, retains, and motivates key executives.

  •
  Emphasize variable performance-based compensation, commensurate with an executive's increasing responsibilities.

  •
  Align the interests of stockholders and the Company's executives by implementing compensation programs that provide for acquiring and retaining significant equity interests in the Company by senior executives.

        Based on these objectives, the executive compensation program is structured to provide the Company's executives with base salaries, annual cash incentive awards, long-term incentive awards, and stock ownership opportunities.

        We are pleased that the Company has retained the original officers and key senior staff members of Extra Space as well as attracted outstanding additions to the Company's management team.

        The Compensation Committee met quarterly during 2005 and completed the key objectives relevant to its charter including:

  •
  Reviewing and approving the compensation of each of the persons named in the Summary Compensation Table, as well as other senior executives. This review included an independent survey conducted by an outside consulting firm. As to executive officers other than the CEO, the Compensation Committee also considers the recommendations made by the CEO.

  •
  Reviewing and approving stock options granted under the ESMI Plan outlined in the Company's Registration Statement on Form S-11 during 2005.

  •
  Reviewing and approving all restricted shares granted in 2005.

  •
  Receiving and approving the compensation for members of the Board. This review also included an independent survey conducted by an outside consulting firm.

  •
  Reviewing the integration of compensation and benefits of employees involved in the acquisition of Storage USA.

  •
  Reviewing the 2006 Annual Incentive Bonus Plan for the payment of cash incentives based on the Company's performance in relation to predetermined objectives and individual executive performance. This review also included an independent survey conducted by an outside consulting firm.

Executive Compensation

        The executive compensation plan has been structured to provide short and long term incentives that promote continuing improvements in the Company's financial results and returns to stockholders. The Company's executive compensation is comprised of three elements designed to complement each other.

  •
  Base salaries.  The Company's base salaries are designed to be competitive with those of executives of other equity REITs, which compete with the Company, while also taking into account the executive officers' performance.

  •
  Annual Incentive Bonus.  Under the 2005 Performance Bonus Plan, the Company provides for the payment of cash incentive bonuses based on the Company's performance in relation to predetermined objectives and individual executive performance.

  •
  Long Term Incentives.  The Company's long term incentive program allows for awards of stock options and grants of restricted stock under the Company's 2004 Incentive Plan. Stock options vest 25% each year for four years from the date of grant. Executives only benefit from the grant of stock options if the stock price increases and shareholders also benefit.

        During 2005, the Committee also approved bonus awards for selected executives heavily involved in the Company's successful acquisition of Storage USA.

CEO Compensation

        Kenneth M. Woolley served as the Company's Chairman of the Board and Chief Executive Officer during 2005. Mr. Woolley's employment agreement was initiated in August 2004 and his salary was increased in 2005 as a result of continued positive performance. Mr. Woolley's 2005 annual salary was $275,000. In addition, Mr. Woolley received a bonus award for 2005 of $633,750 largely in recognition of his leadership in the successful acquisition of the Storage USA Self Storage business.

Federal Tax Regulations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's income tax return to compensation of $1 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance based, nondiscretionary and has been approved by the Company's shareholders. The Committee's policy with respect to Section 162(m) since the initial public offering is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's executives with appropriate rewards for their performance.

        Respectfully submitted by the members of the Compensation, Nominating and Governance Committee:

  Roger B. Porter (Chairman)
  K. Fred Skousen
  Joseph Margolis

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

        During the last fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) or as a director of another entity, one of whose executive officers served as a member of the Compensation, Nominating and Governance Committee or as a director of the Company. No member of the Compensation, Nominating and Governance Committee has ever been an officer or employee of the Company or any of its subsidiaries.

Executive Compensation Tables

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position(1)	Year	Salary		Bonus(3)	Other Annual Compensation(4)		Restricted Stock Awards(5)(6)		Shares Underlying Options	All other Compensation(7)
Kenneth M. Woolley Chairman and Chief Executive Officer	2005 2004 2003	$267,708 253,125 25,000		$633,750 90,000 —	$	— 22,500 —	$	— — —	— 150,000 —	$3,740 7,080 6,198
Kent W. Christensen Senior Vice President and Chief Financial Officer	2005 2004 2003	$192,708 166,458 120,000		$316,250 72,000 48,500	$ $	— 22,500 —	$	— — —	— 100,000 —	$19,150 10,817 8,718
Charles L. Allen Senior Vice President and Senior Legal Counsel	2005 2004 2003	$192,708 171,667 136,000		$261,250 65,304 40,000	$	— 22,500 —	$	— — —	— 65,000 —	$7,650 7,080 6,198
Karl T. Haas Senior Vice President Operations	2005 2004 2003	$125,396 — —	(2)	$273,000 — —	$	— — —		$22,750 — —	100,000 — —	$3,798 — —
Kenneth T. Woolley Senior Vice President Strategic Partners and Business Development	2005 2004 2003	$139,303 166,458 120,000		$186,942 299,570 10,406	$	— 82,537 —		$65,550 — —	30,000 45,000 —	$14,701 12,485 9,335

(1)
This group, referred to as the named officers, is comprised of the chief executive officer and the other four most highly compensated officers, determined as of December 31, 2005.

(2)
Represents amounts earned from July 14, 2005, which is when Mr. Haas joined the Company as a result of the acquisition of Storage USA.

(3)
Represents amounts earned under the Company's annual incentive plan for the years indicated.

(4)
Represents the value of units granted of the Company's predecessor (Extra Space Storage LLC), which the named officers received as compensation.

(5)
Dividends are paid on shares of restricted stock at the same rate as paid on all shares of our common stock. The amounts of the dividends paid to the named officers during 2005 were as follows:

2005 Dividends
Mr. K. Woolley	$—
Mr. Christensen	—
Mr. Allen	—
Mr. Haas	22,750
Mr. K.T. Woolley	6,825

(6)
The following table shows the total number and value of unvested restricted shares held by each named officer as of December 31, 2005. The year-end value is based on the closing trading price of our stock on December 30, 2005, which was $15.40. It also shows the number and value of shares that vested during 2005 and their value as of the vesting date.

	Shares Vested During 2005	Value Realized at Vesting Date	Total Unvested Shares at December 31, 2005	Value of Unvested Shares at December 31, 2005
Mr. K. Woolley	—	$—	—	$—
Mr. Christensen	—	—	—	—
Mr. Allen	—	—	—	—
Mr. Haas	—	—	50,000	770,000
Mr. K.T. Woolley	3,750	58,725	11,250	173,250
(7)
"All Other Compensation" in 2005 includes:

	Defined Contribution Plans(a)	Group Term Life Insurance Premiums	Officer Medical Insurance
Mr. K. Woolley	$—	$414	$3,326
Mr. Christensen	11,500	414	7,236
Mr. Allen	—	414	7,236
Mr. Haas	—	180	3,618
Mr. K.T. Woolley	11,131	334	3,236

(a)
represents matching contributions to our 401(k) plan. Currently, the rate of match is 50% of the first 6% of an employee's compensation.

Stock Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base/Price	Expiration Date	Grant Date Present Value
Kenneth M. Woolley	—	—	$—	—	$—
Kent W. Christensen	—	—	—	—	—
Charles L. Allen	—	—	—	—	—
Karl T. Haas	100,000	6.15%	15.53	7/14/15	149,256
Kenneth T. Woolley	30,000	1.85%	15.53	7/14/15	44,777

(1)
The "grant date present value" is based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, the executive may realize upon exercise of the option will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is not assurance the value realized by the executive will be at or near the value estimated by the Black-Scholes model. The principal assumptions incorporated into the valuation model by Extra Space Storage Inc. are as follows: (i) dividend yield of 6.9%; (ii) expected volatility of 21%; (iii) risk-free interest rate of 3.71%; and (iv) expected life of five years. No assumptions were made regarding nontransferability or risk of forfeiture.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Number of Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth M. Woolley	—	$—	37,500	117,500	$108,750	$326,250
Kent W. Christensen	—	—	25,000	75,000	72,500	217,500
Charles L. Allen	—	—	16,250	48,750	47,125	141,375
Karl T. Haas	—	—	—	100,000	—	—
Kenneth T. Woolley	—	—	11,250	63,750	32,625	54,375

(1)
Based on market value of underlying securities on December 31, 2005 of $15.40, less the option exercise price.

Employment Agreements with Executive Officers

        We have entered into employment agreements with Messrs. Kenneth M. Woolley, Kent W. Christensen and Charles L. Allen. The employment agreements provide for Mr. Woolley to serve as our Chairman and CEO, Mr. Christensen to serve as our Senior Vice President and Chief Financial Officer and Mr. Allen to serve as our Senior Vice President and Senior Legal Counsel. These employment agreements require the executives to devote substantially all of their business attention and time to the Company's affairs, with certain specified exceptions.

        The employment agreements each have a term of three years, commencing on August 17, 2004, with automatic one year renewals unless either party provides at least ninety days' notice of non-renewal.

        The employment agreements provide for:

  •
  an annual base salary, subject to increase by the Company's Board of Directors in its sole discretion;

  •
  eligibility for annual bonuses;

  •
  eligibility for participation in the Company's 2004 Long-Term Stock Incentive Plan; and

  •
  participation in all of the employee benefit plans and arrangements made available by us to the Company's similarly situated executives.

        Messrs. Woolley's, Christensen's and Allen's employment agreements provide that, if their employment is terminated by us without "cause" or by Messrs. Woolley, Christensen and Allen for "good reason" (each as defined in their employment agreements), they will be entitled to the following severance payments and benefits: (1) two years of annual base salary and two times the average of the two previous annual bonuses, (2) annual salary and other benefits earned and accrued under the applicable employment agreement prior to the termination of employment, (3) two year continuation of health benefits and (4) acceleration of vesting of incentive compensation and any non-qualified pension or deferred compensation benefits.

        Upon the termination of an executive officer's employment either by us for "cause" or by Messrs. Woolley, Christensen or Allen without "good reason" during the term, such executive officer will be entitled to receive his annual salary and bonus earned and accrued through the date of termination of the executive officer's employment.

        Messrs. Woolley's, Christensen's and Allen's employment agreements also provide for payment of any annual salary or other benefits earned and accrued in the event of their death or "disability" (as defined in the employment agreement), to the executive, or his estate or beneficiaries, and payment of applicable life insurance and long term disability benefits.

        As part of their employment agreement Messrs. Woolley, Christensen and Allen have entered into a non-competition period that will extend for one year after termination by the employee or by us.

STOCK PRICE PERFORMANCE

        Prior to August 17, 2004, the Company was not publicly traded and there was no public market for the Company's securities. The following graph compares the cumulative total return on the Company's common shares with that of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") from August 17, 2004 (the date that the Company's common shares began to trade publicly) through December 31, 2005. The stock price performance graph assumes that an investor invested $100 at the close of market on August 17, 2004 in shares of the Company's common stock and invested $100 at the same time in each of the indexes. The comparisons in the graph are provided in accordance with the Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of the future performance of the Company's shares of common stock.

Comparison of Cumulative Total Return

	August 17, 2004	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-05
Extra Space Storage Inc.	$100.00	102.00	106.64	108.00	114.64	123.04	123.20
S&P 500 Index	$100.00	103.04	112.04	109.14	110.13	113.60	115.40
NAREIT Equity	$100.00	104.30	118.29	108.67	122.88	125.94	126.18

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about our shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans in existence as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in common (a)(c))
Equity compensation plans approved by security holders	3,032,398	(1)	$13.89	5,467,951	(2)
Equity compensation plans not approved by security holders	—		—	—

(1)
Shares issuable pursuant to outstanding options under our 2004 Long-Term Incentive Compensation Plan and our 2004 Non-Employee Directors' Share Plan.

(2)
The number of shares of our common stock specified represents those issuable pursuant to future awards under our 2004 Long-Term Incentive Compensation Plan and our 2004 Non-Employee Directors' Share Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Centershift, Inc.

        We have entered into a license agreement with Centershift which secures for the Company a perpetual right to continue to enjoy the benefits of a web-based tracking and yield management technology called STORE in all aspects of our property acquisition, development, redevelopment and operational activities, while the cost of maintaining the infrastructure required to support this product remains the responsibility of Centershift. This license agreement provides for an annual license fee payable by us in exchange for which we receive all product upgrades and enhancements and customary customer support services from Centershift. For the year ended December 31, 2005, we paid Centershift $739,000 relating to the purchase of software and to license agreements. Centershift is owned by third-party individuals, as well as by executive officers and directors in the following approximate percentages: Spencer F. Kirk, Director (29%), Kenneth M. Woolley, Chairman of the Board and Chief Executive Officer (28%), Richard S. Tanner, Senior Vice President, Development (7%), Kent Christensen, Senior Vice President and Chief Financial Officer (3%), and Charles L. Allen, Senior Vice President and Senior Legal Counsel (2%).

Extra Space Development ("ESD")

        We have entered into management agreements to manage properties for ESD in exchange for a 6% management fee. For the year ended December 31, 2005 we received $292,000 from ESD for property management services. ESD is owned by third-party individuals as well as by executive officers and directors in the following approximate percentages: Spencer Kirk, Director (33%), Kenneth M. Woolley, Chairman and Chief Executive Officer (33%), Richard S. Tanner, Senior Vice President, Development (7%), Kent Christensen, Senior Vice President and Chief Financial Officer (3%), and Charles L. Allen, Senior Vice President and Senior Legal Counsel (2%).

Debt Guarantees

        We have agreed to make available to each of Kenneth M. Woolley, our Chairman and Chief Executive Officer, his affiliates, associates and people acting in concert with any of the foregoing, Richard S. Tanner, his affiliates, associates and people acting in concert with any of the foregoing and David Lackland, one of the members of our predecessor, and his related entities, the contributors of

Sepulveda Associates, LLC and of 658 Venice, Ltd., the following protections: for nine years, with a three-year extension if the applicable party continues to maintain ownership of at least 50% of the operating partnership units received by it in the formation transactions associated with the formation of the Company, the opportunity to:

  •
  guarantee debt or

  •
  enter into a special loss allocation and deficit restoration obligation,

in an aggregate amount, with respect to the foregoing contributors, at least equal to $60.0 million.

        The ability of the foregoing contributors to guarantee debt or enter into a special loss allocation and deficit restoration obligation with our operating partnership may enable them to continue to defer any taxable gain attributable to their negative capital accounts in our predecessor. If we were to breach our agreement to make available these opportunities, we would be required to make an indemnification payment to the contributors.

Acquisition of Palmdale California Property

        On January 1, 2005, we purchased one self-storage facility located in Palmdale, California from Kenneth M. Woolley, Kent W. Christensen, Charles L. Allen, Richard S. Tanner and Spencer F. Kirk and others, for $6.7 million. We paid cash of $3.3 million, assumed a note payable of $3.3 million and other liabilities of $.1 million.

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING

Item 1. Election of Directors

  Nominees

        In accordance with the provisions of our Articles of Incorporation and Bylaws, each member of the Board of Directors is elected at the annual meeting. Each member of the Board of Directors elected will serve for a term expiring at the annual meeting of stockholders in 2007, and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen are the Board of Directors nominees for election.

        Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute.

        Biographical information about each of the nominees is found at the beginning of this proxy statement. See, "The Board of Directors—Nominees for Directors."

  Recommendation of the Board of Directors:

        Our Board of Directors recommends that you vote FOR the election of Messrs. Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen as directors for the term expiring at the 2007 Annual Meeting of Stockholders, and until their respective successors are elected and qualified.

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm

        Our Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006. Ernst & Young LLP has acted as the Company's independent registered public accounting firm for one year, and our management considers the firm to be well qualified.

        We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB") and complies with the auditing, quality control and independence standards and rules of the PCAOB and the Securities and Exchange Commission.

        Our Articles of Incorporation and Bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the Board of Directors believes it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may still retain them.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fee Table

        The following table presents the aggregated fees for professional audit services rendered for the integrated audits of our annual financial statements for years ended December 31, 2005 and 2004, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for 2005, and fees billed for other services rendered during those periods.

	2005	2004
Audit fees(1)	$978,766	$231,000
Audit-related fees(2)	178,730	614,600
Tax fees(3)	265,995	335,632
All other fees(4)	—	—

	$1,423,491	$1,181,232

1)
Audit fees consist of services rendered for the audit of our annual financial statements, audit of our internal controls over financial reporting, review of the consolidated financial statements included in our Form 10-Q, consents issued related to registration statements, and issuance of comfort letters.

2)
Audit-related fees represent professional fees for accounting consultation, and other attest engagements.

3)
Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.

4)
All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

Preapproval by Audit Committee

        Under the Audit Committee's charter, the committee is required to give advance approval of any nonaudit services to be performed by our auditors, provided that such services are not otherwise prohibited by law. There is no de minimus exception to the committee's preapproval procedures. All of the fees described in the table above were preapproved by the committee.

Audit Committee Pre-Approval of Services by the Independent Auditor

        In accordance with its charter and applicable rules and regulations adopted by the Securities and Exchange Commission, the Company's Audit Committee reviews and pre-approves any engagement of the independent auditor to provide audit, review, or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent auditor. In addition, the Audit Committee periodically considers and, if applicable, approves the provision of any additional audit and non-audit services by our independent auditor that are neither encompassed by the Audit Committee's annual pre-approval nor prohibited by applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Skousen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent auditor. Mr. Skousen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting.

  Recommendation of the Board of Directors

        Our Board of Directors recommends that you vote "FOR" ratification of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Under SEC rules, proposals from our eligible stockholders for presentation for action at the 2007 Annual Meeting of Stockholders must be received by us no later than December 21, 2006, in order to be considered for inclusion in the Proxy Statement and Proxy for the 2007 Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at the Company's principal executive offices. Proposals we receive after December 21, 2006 will not be included in the Proxy Statement or acted upon at the 2007 Annual Meeting.

        Under our Bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Secretary of the Company in writing of the director nominee or the other business. The notice must include the required information and be delivered to the Secretary at the principal executive offices of the Company not earlier than the 150th day and not later than 5:00 p.m., Mountain time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting.

        If the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which disclosure of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting does not change or create a new opportunity for notice as described above.

        The stockholder's notice shall set forth the following, as applicable:

(1)
as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of any shares of our stock that are beneficially owned by such individual, (c) the date such shares were acquired and the investment intent of such acquisition, and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(2)
as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) individually or in the aggregate, (including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom);

(3)
as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

(4)
as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) above, the name and address of such stockholder, as they appear on the Company's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

(5)
to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

        "Stockholder Associated Person" of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.

        The Board and our management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

OTHER MATTERS

        We do not know of anything else that will come before the Annual Meeting, including any adjournments of it, that has not been discussed in this proxy statement. If other matters properly come before the meeting, the persons named in the proxy card will vote your shares in their discretion.

Kenneth M. Woolley
 Chairman of the Board and
Chief Executive Officer

April 20, 2006

ANNUAL MEETING OF STOCKHOLDERS OF

EXTRA SPACE STORAGE INC.

May 24, 2006

PROOF # 1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

        Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
The election of 7 members of the Board of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐
Kenneth M. Woolley, Chairman of the Board

☐
Anthony Fanticola, Director

☐
Hugh W. Horne, Director

☐
Spencer F. Kirk, Director

☐
Joseph D. Margolis, Director

☐
Roger B. Porter, Director

☐
K. Fred Skousen, Director

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1

EXTRA SPACE STORAGE INC

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Kenneth M. Woolley and Charles L. Allen as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Extra Space Storage Inc. held of record by the undersigned on March 31, 2006, at the Annual Meeting of Stockholders to be held at the Grand America Hotel located at 555 South Main Street, Salt Lake City, UT 84111, on May 24, 2006, or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

        14475